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                                                                   EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
St. Francis Capital Corporation:

         We consent to incorporation by reference in the registration statements (No. 33-70012 and 333-24057) on Form S-8 of St. Francis Capital Corporation of our report dated October 18, 2002, relating to the consolidated statements of financial condition of St. Francis Capital Corporation and Subsidiary as of September 30, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002 annual report on Form 10-K of St. Francis Capital Corporation. As discussed in Notes 1 and 20 to the consolidated financial statements, the Company changed its method of accounting for goodwill in fiscal 2002.

                                                          /s/ KPMG LLP


Milwaukee, Wisconsin
December 18, 2002